As filed with the Securities and Exchange Commission on November 29, 2022
Registration Statement No. 333-268213

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
AMENDMENT NO. 3
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
DIGITAL BRANDS GROUP, INC.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	5699 (Primary Standard Industrial Classification Code Number)	46-1942864 (I.R.S. Employer Identification Number)
1400 Lavaca Street
Austin, TX 78701
(209) 651-0172
(Address and telephone number of registrant’s principal executive offices)
John Hilburn Davis IV
President and Chief Executive Officer
1400 Lavaca Street
Austin, TX 78701
(209) 651-0172
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Thomas J. Poletti, Esq. Veronica Lah, Esq. Manatt, Phelps & Phillips, LLP 695 Town Center Drive, 14th Floor Costa Mesa, CA 92626 Tel: (714) 312-7500	Robert F. Charron, Esq. Charles Phillips, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, NY 10105 Tel: (212) 370-1300
Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☒
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
Digital Brands Group, Inc. (the “Company”) is filing this Amendment No. 3 to its Registration Statement on Form S-1 (File No. 333-268213) as an exhibits-only filing, solely to file Exhibits 5.1 and 23.6. Accordingly, this Amendment No. 3 consists solely of this facing page, this explanatory note, Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits.

Part II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13.
Other Expenses of Issuance and Distribution.

We estimate that expenses in connection with the distribution described in this registration statement (other than brokerage commissions, discounts or other expenses relating to the sale of the shares in this offering) will be as set forth below. We will pay all of the expenses with respect to the distribution, and such amounts, with the exception of the SEC registration fee and FINRA fee, are estimates.
SEC expenses	$2,307
FINRA expenses	3,640
Legal fees and expenses	360,000
Accounting fees and expenses	30,000
Miscellaneous expenses	4,053
Total offering expenses (other than placement agent’s fees)	$400,000

Item 14.
Indemnification of Directors and Officers

The Registrant is governed by the Delaware General Corporation Law, as the same exists or may hereafter be amended (the “General Corporation Law”). Section 145 of the General Corporation Law (“Section 145”) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnification may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. Section 145 also provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.
Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would otherwise have the power to indemnify such person against such liability under Section 145.
The Registrant’s Sixth Amended and Restated Certificate of Incorporation provides that the Registrant may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer, employee or agent of the Registrant or any predecessor of the Registrant, or serves or served at any other corporation, partnership, joint venture, trust or other enterprise as a director, officer, employee or agent at the request of the Registrant or any predecessor of the Registrant.

The Registrant’s Amended and Restated Bylaws provide for mandatory indemnification of directors and officers (and permit the Registrant to indemnify non-officer employees and agents at its option) to the fullest extent permitted by General Corporation Law against all expense, liability and loss including attorney’s fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlements, provided that the Registrant shall not be required to indemnify in connection with a proceeding initiated by such indemnitee unless the proceeding in which indemnification is sought was authorized in advance by the Registrant’s board of directors.
The Registrant’s Sixth Amended and Restated Certificate of Incorporation eliminates the liability of a director of the registrant to the fullest extent under applicable law. Pursuant to Section 102(b)(7) of the General Corporation Law, a corporation may eliminate the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liabilities arising (i) from any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law, or (iv) from any transaction from which the director derived an improper personal benefit.
The Registrant’s directors and executive officers are covered by insurance maintained by the Registrant against specified liabilities for actions taken in their capacities as such, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In addition, the Registrant has entered into contracts with its directors and executive officers providing indemnification of such directors and executive officers by the Registrant to the fullest extent permitted by law, subject to certain limited exceptions.
We have entered into indemnification agreements with each of our directors and intend to enter into such agreements with certain of our executive officers. These agreements provide that we will indemnify each of our directors, certain of our executive officers and, at times, their affiliates to the fullest extent permitted by Delaware law. We will advance expenses, including attorneys’ fees (but excluding judgments, fines and settlement amounts), to each indemnified director, executive officer or affiliate in connection with any proceeding in which indemnification is available and we will indemnify our directors and officers for any action or proceeding arising out of that person’s services as a director or officer brought on behalf of us or in furtherance of our rights. Additionally, certain of our directors or officers may have certain rights to indemnification, advancement of expenses or insurance provided by their affiliates or other third parties, which indemnification relates to and might apply to the same proceedings arising out of such director’s or officer’s services as a director referenced herein. Nonetheless, we have agreed in the indemnification agreements that our obligations to those same directors or officers are primary and any obligation of such affiliates or other third parties to advance expenses or to provide indemnification for the expenses or liabilities incurred by those directors are secondary.
The proposed form of securities purchase agreement to be filed as Exhibit 1.1 to this Registration Statement provides for indemnification by the underwriters of the Registrant and its officers and directors, and by the Registrant of the placement agent, for certain liabilities arising under the Securities Act or otherwise in connection with this offering.
Item 15.
Recent Sales of Unregistered Securities

The following information relates to all securities issued or sold by us within the past three years and not registered under the Securities Act. Each of the transactions described below was conducted in reliance upon the exemptions from registration provided in Section 4(a)(2) of the Securities Act and the rules and regulations promulgated thereunder. There were no underwriters employed in connection with any of the transactions set forth in this Item 15.
On October 21, 2022, the Registrant filed a Certificate of Amendment to its Certificate of Incorporation, as amended, to effect a 1-for-100 reverse stock split effective November 3, 2022. All share and per share information in this Item 15 has been adjusted to reflect this reverse stock split.
In 2019, the Company sold 4,775,428 shares of Series A-3 Preferred Stock at a price of $0.53 per share, providing gross proceeds of $2,530,977. In 2019 and 2020, the Company issued 2,347 and 709,960 shares of Series CF Preferred Stock, respectively at price of $0.44, providing gross proceeds of $8,283 and $309,750.

In 2020, the Company issued 809,294 shares of Series A-3 Preferred Stock at price per share of $0.53, providing gross proceeds of $428,926; the Registrant offered and sold the shares in reliance on the exemption from registration pursuant to Regulation CF and Regulation A of the Securities Act.
From December 2017 to December 2020, the Registrant received gross proceeds of $799,280 from a Regulation D convertible debt offering. The debt accrues interest at a rate of 12% per annum with a maturity date of thirty-six months from the date of issuance. The debt is contingently convertible and contains both automatic and optional conversions. The debt converts automatically upon an initial public offering at $2.19 per share.
From December 2017 to December 2020, the Registrant issued an aggregate of 5,923 warrants to purchase shares of its Common Stock at a weighted average exercise price of $250 to a certain lender in connection with the granting of loans; all of the issues were accredited investors. The grant of the warrants and the shares of Common Stock underlying the warrants is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act. The securities were issued pursuant to Rule 506 of Regulation D promulgated under the Securities and/or Section 4(a)(2) of the Securities Act, as all of the issuers are “accredited investors” as such term is defined in Regulation D.
From December 2017 to December 2020, the Registrant issued an aggregate of 205 warrants to purchase shares of its Common Stock at a weighted average exercise price of $981 and we issued an aggregate of 141 shares of its Series A-3 Preferred Stock at a weighted average exercise price of $8.29 to certain crowd platforms in connection with the capital it raised on their platforms; all of the issues were accredited investors. The grant of the warrants and the shares of Common and Preferred Stock underlying the warrants is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act. The securities were issued pursuant to Rule 506 of Regulation D promulgated under the Securities and/or Section 4(a)(2) of the Securities Act, as all of the issuers are “accredited investors” as such term is defined in Regulation D.
From December 2017 to December 2020, the Registrant issued to certain of its employees, consultants, vendors and board members options to purchase an aggregate of 4,431 shares of its Common Stock in exchange for their services. The grant of the options and the issuance of the shares of Common Stock underlying the options is and will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.
In February 2020, the Registrant acquired Bailey 44, LLC in exchange for an aggregate of 20,754,717 shares of its Series B Preferred Stock. The securities were issued pursuant to Rule 506 of Regulation D promulgated under the Securities and/or Section 4(a)(2) of the Securities Act, as all of the issuers are “accredited investors” as such term is defined in Regulation D.
From December 2017 to December 2020, the Registrant received gross proceeds of $675,000 from a Regulation D convertible debt offering. The debt accrues interest at a rate of 14% per annum with a maturity date of November 13, 2022. The debt is contingently convertible contains both automatic and optional conversions. The debt converts automatically upon an initial public offering at a 50% discount to the IPO price per share.
From December 2017 to December 2020, the Registrant received gross proceeds of $923,958 from a Regulation CF convertible debt offering. The debt accrues interest at a rate of 6% per annum with a maturity date of October 30, 2022. The debt converts automatically upon an initial public offering at a 30% discount to the IPO price per share.
In April 2021, the Registrant received gross proceeds of $1.0 million from a debt offering. In connection with such debt offering, the Registrant agreed to 50% warrant coverage for five year cash warrants with the exercise price set at the IPO price and callable at a 200% increase in the IPO price and issued the lender 50,000 common shares, concurrently, the Registrant issued 200 shares of common stock to Kingswood Capital Markets as partial consideration for brokering said loan to the Registrant.
Upon the closing of the IPO on May 18, 2021, all then-outstanding shares of preferred stock converted into an aggregate of 40,272 shares of common stock according to their terms.

Upon closing of the IPO, we converted outstanding principal totaling $2,680,289 and certain accrued and unpaid interest of our convertible debt into an aggregate of 11,352 shares of common stock.
Upon closing of the IPO, certain officers and directors converted balances due totaling $257,515 into 1,524 shares of common stock and recorded $233,184 in compensation expense for the shares issued in excess of accrued balances owed.
In connection with the H&J acquisition, we issued 219 shares of common stock to the seller. We issued 200 shares to the underwriter in connection with its April 2021 note financing.
Pursuant to a consulting agreement, we issued 500 shares of common stock.
In May 2021, an aggregate of 319 warrants were exercised for shares of common stock for proceeds of $145,696.
In July 2021, an aggregate of 3,550 warrants were exercised for shares of common stock for proceeds of $1,622,350.
In August 2021, an aggregate of 11,015 shares of common stock were issued in exchange for 100% of the outstanding membership interests in Stateside.
In connection with the execution of the Oasis Capital equity purchase agreement, the Company issued 1,264 shares of common stock as commitment shares.
In November 2021, we issued an aggregate 1,300 shares of common stock to Oasis Capital and FirstFire pursuant to waivers and consents in connection with the November note.
In December 2021, we issued an aggregate of 1,915 shares of common stock pursuant to consulting agreements.
In April 2022, we issued certain investors an aggregate of 12,577 five-year warrants exercisable for shares of our common stock at a per share exercise price of $122.
On July 22, 2022, the Company issued 20% Original Issue Discount promissory notes to certain investors in the aggregate principal amount of $1,250,000 (with an aggregate subscription amount of $1,000,000), convertible into shares of the Company’s Common Stock.
On July 28, 2022, the Company issued 20% Original Issue Discount promissory notes to an investor in the aggregate principal amount of $625,000 (with an aggregate subscription amount of $500,000), convertible into shares of the Company’s Common Stock.
In connection with the July 22 and July 28 notes, the Company issued an aggregate of 41,124 and 27,655 warrants to purchase common stock at an exercise price of $15.20 and $11.30 per share, respectively.
In October 2022, we issued an aggregate of 139,000 shares of common stock pursuant to conversion of the Oasis Capital and FirstFire notes.
In November 2022, we issued an aggregate of 448,995 shares of common stock pursuant to conversion of the FirstFire notes.
Unless otherwise stated, the sales of the below securities were deemed to be exempt from registration under the Securities Act in reliance upon Section 4 (a)(2) of the Securities Act (or Regulation D or Regulation S promulgiated thereunder), or Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer not involving any public offering or pursuant to benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions.

Item 16.
Exhibits and Financial Statement Schedules.

(a)
Exhibits.

Exhibit Number	Description
1.1**	Form of Placement Agent Agreement
2.1	Membership Interest Purchase Agreement dated October 14, 2020 among D. Jones Tailored
Collection, LTD and Digital Brands Group (formerly known as Denim.LA, Inc.) (incorporated by reference to Exhibit 2.1 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A
(Reg. No. 333-261865), filed with the SEC on January 6, 2022).
2.2	First Amendment to Membership Interest Purchase Agreement dated December 31, 2020 among
D. Jones Tailored Collection, LTD and Digital Brands Group (formerly known as Denim.LA,
Inc) (incorporated by reference to Exhibit 2.2 of Digital Brands Group Inc.’s Registration
Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
2.3	Agreement and Plan of Merger with Bailey 44, LLC dated February 12, 2020 among Bailey 44,
LLC, Norwest Venture Partners XI, and Norwest Venture Partners XII, LP and Digital Brands
Group (formerly known as Denim.LA, Inc) (incorporated by reference to Exhibit 2.3 of Digital
Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the
SEC on January 6, 2022).
2.4	Second Amendment to Membership Interest Purchase Agreement Dated May 10, 2021 among D. Jones Tailored Collection, LTD and Digital Brands Group (formerly known as Denim. LA, Inc.) (incorporated by reference to Exhibit 2.4 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
2.5	Membership Interest Purchase Agreement, dated August 30, 2021, by and between Moise
Emquies and Digital Brands Group, Inc. (incorporated by reference to Exhibit 2.5 of Digital
Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the
SEC on January 6, 2022).
2.6	Membership Interest Purchase Agreement, dated January 18, 2022, by and among Moise Emquies, George Levy, Matthieu Leblan and Carol Ann Emquies, Sunnyside, LLC, and George Levy as the Sellers’ representative (incorporated by reference to Exhibit 1.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on January 20, 2022).
2.7	Amended and Restated Membership Interest Purchase Agreement, dated June 17, 2022, by and among Digital Brands Group, Inc. and Moise Emquies, George Levy, Matthieu Leblan and Carol Ann Emquies (incorporated by reference to Exhibit 2.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on June 23, 2022).
2.8	Second Amended and Restated Membership Interest Purchase Agreement, dated October 13, 2022, by and among Digital Brands Group, Inc. and Moise Emquies, George Levy, Matthieu Leblan and Carol Ann Emquies (incorporated by reference to Exhibit 2.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on October 18, 2022).
3.1	Sixth Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.3 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
3.2	Certificate of Designation of Series A Preferred Stock, dated August 31, 2022 (incorporated by reference to Exhibit 3.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on August 31, 2022).
3.3	Certificate of Designation of Series A Convertible Preferred Stock, dated September 29, 2022
(incorporated by reference to Exhibit 3.1 of Digital Brands Group Inc.’s Form 8-K filed with the
SEC on October 5, 2022).
3.4	Certificate of Correction of Series A Convertible Preferred Stock, dated October 3, 2022
(incorporated by reference to Exhibit 3.2 of Digital Brands Group Inc.’s Form 8-K filed with the
SEC on October 5, 2022).

Exhibit Number	Description
3.5	Certificate of Amendment of Certificate of Incorporation of Digital Brands Group, Inc. dated October 13, 2022 (incorporated by reference to Exhibit 3.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on October 18, 2022).
3.6	Certificate of Amendment of Certificate of Incorporation of Digital Brands Group, Inc. dated October 21, 2022 (incorporated by reference to Exhibit 3.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on October 26, 2022).
3.7	Amended and Restated Bylaws of Registrant (incorporated by reference to Exhibit 3.5 of Digital
Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the
SEC on January 6, 2022).
3.8	Amendment No. 1 to the Amended and Restated Bylaws of Digital Brands Group, Inc., as amended (incorporated by reference to Exhibit 3.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on August 12, 2022).
3.9	Amendment No. 2 to the Amended and Restated Bylaws of Digital Brands Group, Inc., as amended (incorporated by reference to Exhibit 3.2 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on August 31, 2022).
4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
4.2	Warrant Agency Agreement, including Form of Warrant Certificate (incorporated by reference to Exhibit 10.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on May 18, 2021).
4.3	Representative’s Warrant Agreement (incorporated by reference to Exhibit 4.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on May 18, 2021).
4.4	Form of Lender’s Warrants (incorporated by reference to Exhibit 4.4 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
4.5	Form of Series Seed Preferred Stock Purchase Agreement (incorporated by reference to Exhibit 4.5 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
4.6	Form of Series A Preferred Stock Subscription Agreement (incorporated by reference to Exhibit 4.6 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
4.7	Form of Series A Class C Preferred Stock Subscription Agreement (incorporated by reference to
Exhibit 4.7 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg.
No. 333-261865), filed with the SEC on January 6, 2022).
4.8	Form of Series A-3 Preferred Stock Subscription Agreement (incorporated by reference to Exhibit 4.8 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
4.9	Form of Series CF Preferred Stock Purchase Agreement (incorporated by reference to Exhibit 4.9 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
4.10	Form of 2019 Regulation D Convertible Note (incorporated by reference to Exhibit 4.10 of
Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
4.11	Form of 2020 Regulation D Convertible Note (incorporated by reference to Exhibit 4.11 of
Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).

Exhibit Number	Description
4.12	Form of Promissory Note, dated July 22, 2022, by Digital Brands Group, Inc. in favor each Investor (incorporated by reference to Exhibit 10.2 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on July 27, 2022).
4.13	Form of Warrant, dated July 22, 2022, by Digital Brands Group, Inc. in favor each Investor (incorporated by reference to Exhibit 10.3 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on July 27, 2022).
4.14	Form of Promissory Note, dated July 28, 2022, by Digital Brands Group, Inc. in favor the New Investor (incorporated by reference to Exhibit 10.2 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on August 2, 2022).
4.15	Form of Warrant, dated July 28, 2022, by Digital Brands Group, Inc. in favor the New Investor (incorporated by reference to Exhibit 10.3 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on August 2, 2022).
4.16	Form of Promissory Notes issued to each of the Sellers, Jenny Murphy and Elodie Crichi (incorporated by reference to Exhibit 10.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on October 18, 2022).
4.17	Registration Rights Agreement, dated August 30, 2021, by and between Digital Brands Group,
Inc. and Moise Emquies (incorporated by reference to Exhibit 4.1 of Digital Brands Group Inc.’s
Form 8-K filed with the SEC on August 31, 2021).
4.18	Registration Rights Agreement, dated August 27, 2021, by and between Digital Brands Group, Inc. and Oasis Capital, LLC (Note) (incorporated by reference to Exhibit 4.2 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on August 31, 2021).
4.19	Registration Rights Agreement, dated August 27, 2021, by and between Digital Brands Group,
Inc. and Oasis Capital, LLC (ELOC) (incorporated by reference to Exhibit 4.3 of Digital Brands
Group Inc.’s Form 8-K filed with the SEC on August 31, 2021).
4.20	Joinder and Amendment to Registration Rights Agreement, dated October 1, 2021, by and among Digital Brands Group, Inc., Oasis Capital, LLC and FirstFire Global Opportunities Fund, LLC (incorporated by reference to Exhibit 4.2 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on October 6, 2021).
4.21	Amendment to Registration Rights Agreement, dated November 16, 2021, by and among Digital
Brands Group, Inc., Oasis Capital, LLC and FirstFire Global Opportunities Fund, LLC
(incorporated by reference to Exhibit 4.2 of Digital Brands Group Inc.’s Form 8-K filed with the
SEC on November 19, 2021).
4.22	Registration Rights Agreement, dated April 8, 2022, by and among Digital Brands Group, Inc. and certain Investors (incorporated by reference to Exhibit 4.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on April 12, 2022).
4.23	Registration Rights Agreement, dated July 22, 2022, by and among Digital Brands Group, Inc. and certain Investors (incorporated by reference to Exhibit 4.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on July 27, 2022).
4.24	Registration Rights Agreement, dated September 29, 2022, by and among Digital Brands Group,
Inc. and the Investor (incorporated by reference to Exhibit 4.1 of Digital Brands Group Inc.’s
Form 8-K filed with the SEC on October 5, 2022).
4.25	Underwriter’s Warrants issued to Alexander Capital L.P. on May 5, 2022 (incorporated by reference to Exhibit 4.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on May 10, 2022)
4.26	Underwriter’s Warrants issued to Revere Securities, LLC (incorporated by reference to Exhibit 4.2 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on May 10, 2022)
4.27**	Form of Class B Warrant.
4.28**	Form of Class C Warrant

Exhibit Number	Description
4.29**	Form of Pre-Funded Warrant.
4.30**	Form of Placement Agent Warrant.
5.1	Legal Opinion of Manatt, Phelps & Phillips, LLP.
10.1	Form of Indemnification Agreement between the Registrant and each of its directors and officers (incorporated by reference to Exhibit 10.1 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
10.2	Form of Option Agreement with each of John “Hil” Davis, Laura Dowling and Reid Yeoman
(incorporated by reference to Exhibit 10.2 of Digital Brands Group Inc.’s Registration Statement
on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
10.3#	Form of Board of Directors Agreement, entered into by each of the Director Nominees
(incorporated by reference to Exhibit 10.4 of Digital Brands Group Inc.’s Registration Statement
on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
10.4#	Consulting Agreement dated as of April 8, 2021 between Alchemy Advisory LLC and Digital Brands Group, Inc. (incorporated by reference to Exhibit 10.6 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
10.5#	2013 Stock Plan (incorporated by reference to Exhibit 10.7 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
10.6	Promissory Note, dated April 10, 2020, between Digital Brands Group (formally known as Denim.LA, Inc.) and JPMorgan Chase Bank, N.A. (incorporated by reference to Exhibit 10.16 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
10.7	Loan dated June 25, 2020, between Digital Brands Group and The Small Business Administration, an Agency of the U.S. Government (incorporated by reference to Exhibit 10.17 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
10.8	Promissory Note, dated April 5, 2020, between JPMorgan Chase Bank, N.A. and Bailey 44, LLC
(incorporated by reference to Exhibit 10.18 of Digital Brands Group Inc.’s Registration
Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
10.9	Lease Agreement between 3926 Magazine Street Properties, LLC and Harper & Jones LLC, dated June 22, 2018 (incorporated by reference to Exhibit 10.19 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
10.10	Lease Agreement between Crosby 2100, LTD. and Harper & Jones LLC, dated April 4, 2018 (incorporated by reference to Exhibit 10.20 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
10.11	Amendment to Lease Agreement between Crosby 2100, LTD. and Harper & Jones LLC, dated December 23, 2020 (incorporated by reference to Exhibit 10.21 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
10.12	Lease Agreement between Pasha & Sina, Inc. and Harper & Jones LLC, dated February 27, 2019
(incorporated by reference to Exhibit 10.22 of Digital Brands Group Inc.’s Registration
Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
10.13	Lease Agreement between 850-860 South Los Angeles Street LLC and Bailey 44, LLC, dated April 27, 2016 (incorporated by reference to Exhibit 10.23 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).

Exhibit Number	Description
10.14	Lease Agreement between 850-860 South Los Angeles Street LLC and Bailey 44, LLC, dated April 16, 2018 (incorporated by reference to Exhibit 10.24 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
10.15	Lease Agreement among 45th Street, LLC, Sister Sam, LLC and Bailey 44, LLC dated January 17, 2013 (incorporated by reference to Exhibit 10.25 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
10.16	Amendment to Lease Agreement among 45th Street, LLC, Sister Sam, LLC and Bailey 44, LLC dated February 20, 2018 (incorporated by reference to Exhibit 10.26 of Digital Brands Group
Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on
January 6, 2022).
10.17	Secured Promissory Note to Norwest Venture Partners XI, LP and Norwest Venture Partners XII, LP of Bailey 44, LLC (incorporated by reference to Exhibit 10.28 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
10.18	Securities Purchase Agreement, dated August 27, 2021, by and between Digital Brands Group, Inc. and Oasis Capital, LLC (incorporated by reference to Exhibit 10.31 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
10.19	Senior Secured Convertible Promissory Note, dated August 27, 2021, by Digital Brands Group,
Inc. in favor of Oasis Capital, LLC (incorporated by reference to Exhibit 10.32 of Digital Brands
Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
10.20	Equity Purchase Agreement, dated August 27, 2021, by and between Digital Brands Group, Inc.
and Oasis Capital, LLC (incorporated by reference to Exhibit 10.33 of Digital Brands Group
Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on
January 6, 2022).
10.21	Amended and Restated Securities Purchase Agreement, dated October 1, 2021, by and among
Digital Brands Group, Inc., Oasis Capital, LLC and FirstFire Global Opportunities Fund, LLC
(incorporated by reference to Exhibit 10.34 of Digital Brands Group Inc.’s Registration
Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
10.22	Senior Secured Convertible Promissory Note, dated October 1, 2021, by Digital Brands Group, Inc. in favor of FirstFire Global Opportunities Fund, LLC (incorporated by reference to Exhibit 10.35 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No . 333-261865), filed with the SEC on January 6, 2022).
10.23	Security Agreement, dated August 27, 2021, by and between Digital Brands Group, Inc. and Oasis Capital, LLC (incorporated by reference to Exhibit 10.36 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
10.24	Joinder and Amendment to Security Agreement, dated October 1, 2021, by and among Digital Brands Group, Inc., Oasis Capital, LLC and FirstFire Global Opportunities Fund, LLC (incorporated by reference to Exhibit 10.37 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
10.25	Registration Rights Agreement, dated August 27, 2021, by and between Digital Brands Group, Inc. and Oasis Capital, LLC (incorporated by reference to Exhibit 10.38 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).

Exhibit Number	Description
10.26	Amendment to Registration Rights Agreement, dated November 16, 2021, by and among Digital
Brands Group, Inc., Oasis Capital, LLC and FirstFire Global Opportunities Fund, LLC
(incorporated by reference to Exhibit 10.39 of Digital Brands Group Inc.’s Registration
Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
10.27	Securities Purchase Agreement, dated November 16, 2021, by and among Digital Brands Group,
Inc., Oasis Capital, LLC and FirstFire Global Opportunities Fund, LLC (incorporated by reference to Exhibit 10.40 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A
(Reg. No. 333-261865), filed with the SEC on January 6, 2022).
10.28	Senior Secured Convertible Promissory Note, dated November 16, 2021, by Digital Brands
Group, Inc. in favor of FirstFire Global Opportunities Fund, LLC (incorporated by reference to
Exhibit 10.41 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg.
No. 333-261865), filed with the SEC on January 6, 2022).
10.29	Waiver by FirstFire Global Opportunities Fund, LLC, dated November 16, 2021 (incorporated by reference to Exhibit 10.42 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
10.30	Waiver by Oasis Capital, LLC, dated November 16, 2021 (incorporated by reference to Exhibit 10.43 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
10.31	Registration Rights Agreement, dated April 8, 2022, by among Digital Brands Group, Inc. and the Investors (incorporated by reference to Exhibit 4.1 of Digital Brands Group Inc.’s Current Report on Form 8-K, filed with the SEC on April 12, 2022).
10.32	Securities Purchase Agreement, dated April 8, 2022, by among Digital Brands Group, Inc. and the Investors (incorporated by reference to Exhibit 10.1 of Digital Brands Group Inc.’s Current Report on Form 8-K, filed with the SEC on April 12, 2022).
10.33	Form of Warrant, dated April 8, 2022, by Digital Brands Group, Inc. in favor of the Investors (incorporated by reference to Exhibit 10.3 of Digital Brands Group Inc.’s Current Report on Form 8-K, filed with the SEC on April 12, 2022).
10.34+	Agreement for the Purchase and Sale of Future Receipts, dated March 21, 2022, between Digital
Brands Group, Inc. and Advantage Platform Services Inc. d/b/a Advantage Capital Funding
(incorporated by reference to Exhibit 10.45 of Digital Brands Group Inc.’s Registration
Statement on Form S-1/A (Reg. No. 333- 264347), filed with the SEC on May 5, 2022).
10.35+	Agreement for the Purchase and Sale of Future Receipts, dated March 29, 2022, between Digital
Brands Group, Inc. and Advantage Platform Services Inc. d/b/a Advantage Capital Funding
(incorporated by reference to Exhibit 10.46 of Digital Brands Group Inc.’s Registration
Statement on Form S-1/A (Reg. No. 333- 264347), filed with the SEC on May 5, 2022).
10.36	First Amendment to Securities Purchase Agreement, dated July 28, 2022, by and among Digital Brands Group, Inc. and certain Investors (incorporated by reference to Exhibit 10.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on August 2, 2022).
10.37	Securities Purchase Agreement, dated September 29, 2022, by and among Digital Brands Group,
Inc. and the investor thereto (incorporated by reference to Exhibit 10.1 of Digital Brands Group
Inc.’s Form 8-K filed with the SEC on October 5, 2022).
10.38**	Form of Securities Purchase Agreement, by and between Digital Brands Group, Inc. and the purchasers party thereto.
21.1	List of Subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 of Digital
Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the
SEC on January 6, 2022).
23.1**	Consent of dbbmckennon for Digital Brands Group, Inc.
23.2**	Consent of dbbmckennon for Harper & Jones LLC

Exhibit Number	Description
23.3**	Consent of dbbmckennon for Sunnyside LLC
23.4**	Consent of Armanino LLP for MOSBEST, LLC
23.5**	Consent of Armanino LLP for Sunnyside, LLC
23.6	Consent of Manatt, Phelps & Phillips, LLP is contained in Exhibit 5.1 to this Registration Statement.
24.1**	Power of Attorney (contained on the signature page).
107**	Filing Fee Table

*
To be filed by amendment

**
Previously filed

#
Indicates management contract or compensatory plan or arrangement.

Item 17.
Undertakings.

The undersigned registrant hereby undertakes:
1.
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

i.
Include any prospectus required by Section 10(a)(3) of the Securities Act.

ii.
Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.
Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
2.
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof;

3.
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

4.
That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, state of Texas, on the 29th day of November , 2022.
DIGITAL BRANDS GROUP, INC.
By:	/s/ John Hilburn Davis IV John Hilburn Davis IV President and Chief Executive Officer
Signature	Title	Date
/s/ John Hilburn Davis IV John Hilburn Davis IV	President, Chief Executive Officer and Director (Principal Executive Officer)	November 29, 2022
/s/ Reid Yeoman Reid Yeoman	Chief Financial Officer (Principal financial officer)	November 29, 2022
* Mark T. Lynn	Director	November 29, 2022
* Trevor Pettennude	Director	November 29, 2022
* Jameeka Aaron Green	Director	November 29, 2022
* Huong “Lucy” Doan	Director	November 29, 2022
*By: /s/ John Hilburn Davis IV John Hilburn Davis IV, attorney-in-fact		November 29, 2022